Exhibit 99.12

EXECUTION VERSION

MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, New York 10036	CREDIT SUISSE LOAN FUNDING LLC CREDIT SUISSE AG 11 Madison Avenue New York, New York 10010

PERSONAL AND CONFIDENTIAL

January 17, 2020

Nutrition & Biosciences, Inc.

c/o DuPont

Chestnut Run Plaza Bldg. 730,974 Centre Road

Wilmington, Delaware 19805

Attention:	Frank Markey
Vice President and Assistant Treasurer

International Flavors & Fragrances Inc.

521 West 57th Street

New York, NY 10019

Attention:	Richard O’Leary
Chief Financial Officer

PROJECT NEPTUNE

Joinder Letter – Bridge Facility

Ladies and Gentlemen:

Reference is made to that certain Commitment Letter regarding a $7,500,000,000 senior unsecured bridge term loan facility (together with the annexes thereto and as amended from time to time in accordance with the terms hereof, the “Commitment Letter”) dated as of December 15, 2019, among Nutrition & Biosciences, Inc. (the “Borrower”), International Flavors & Fragrances Inc. (“Icon” and, together with the Borrower, each, a “Company” and collectively the “Companies” or “you”), Morgan Stanley Senior Funding, Inc. (“MSSF”), Credit Suisse Loan Funding LLC (“CSLF”) and Credit Suisse AG (“CS” and, together with CSLF and their respective affiliates, “Credit Suisse” and CS together with MSSF, the “Initial Lenders”), comprised of (a) a $6,250,000,000 tranche (“Tranche 1”) and (b) a $1,250,000,000 tranche (“Tranche 2”). This joinder letter (together with the schedules attached hereto, the “Joinder Letter”) sets forth the agreement of the Borrower, MSSF, Credit Suisse and each additional lender identified on the signature pages hereof as an “Additional Commitment Party” (collectively, the “Additional Commitment Parties” and, together with MSSF and Credit Suisse, “we” or “us”) regarding the commitment by each Additional Commitment Party to provide a portion of the commitments with respect to Tranche 1 of the Bridge Facility under the Commitment Letter. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.

Immediately prior to the effectiveness of this Joinder Agreement, the Borrower entered into a Term Loan Agreement, dated as of the date hereof, with MSSF, as administrative agent, and the other lenders party thereto, which has become effective and constitutes a Qualifying Bank Financing in the principal amount of $1,250,000,000, and therefore, the Commitments with respect to Tranche 2 of the Bridge Facility have been reduced to $0 and terminated.

Each Additional Commitment Party acknowledges and agrees that (i) MSSF and CSLF are exclusively authorized by the Companies to act as joint lead arrangers and joint bookrunners in connection with the Bridge Facility (in such capacities, each an “Arranger” and collectively, the “Arrangers”), (ii) MSSF is exclusively authorized by the Companies to act as administrative agent for the Bridge Facility and (iii) CS is exclusively authorized by the Companies to act as sole syndication agent in connection with the Bridge Facility. Nothing in this Joinder Letter shall give any rights to any Additional Commitment Party as an Arranger or the administrative agent or as an Initial Lender.

1.    Commitments. Each Additional Commitment Party (a) commits, on a several but not joint basis, on the terms and conditions set forth herein and in the Commitment Letter (including the exhibits and annexes thereto), to provide a portion of Tranche 1 of the Bridge Facility in a principal amount set forth adjacent to its name on Schedule II attached hereto (the “Commitment Schedule”) under the heading “Tranche 1 Bridge Commitment” and accepts the title(s) agreed to by the Companies pursuant to this Joinder Agreement and set forth adjacent to its name on the Commitment Schedule under the heading “Title(s)” and (b) hereby becomes a party to the Commitment Letter (other than for purposes of the Fee Letter) as a Commitment Party and a Lender thereunder (but not as an Arranger or an Initial Lender) having such commitment, being subject to all applicable obligations thereunder and being entitled to all applicable rights thereunder, with the same force and effect as if originally named therein as a Commitment Party and a Lender (and each reference in the Commitment Letter to the “Commitment Party” and “Lender” shall be deemed to include each Additional Commitment Party on a several and not joint basis). The Commitment of each Additional Commitment Party represents a commitment from such Additional Commitment Party only, and does not in any way include a commitment or other arrangement from any other affiliated or unaffiliated institution. Each Additional Commitment Party acknowledges and agrees that its commitment hereunder is subject solely to the satisfaction or waiver of the conditions specified in Annex C to the Commitment Letter. The commitments of the Initial Lenders under the Commitment Letter (as in effect immediately prior to the execution hereof) with respect to Tranche 1 of the Bridge Facility shall automatically be reduced on a dollar-for-dollar basis (and allocated between them ratably according to their relative hold level percentages set forth in the definition of “Successful Syndication” in the Fee Letter), with effect from the date of execution of this Joinder Letter by the parties hereto, by an amount equal to the aggregate commitments of the Additional Commitment Parties hereunder with respect to Tranche 1 of the Bridge Facility such that the commitments of the Initial Lenders and each Additional Commitment Party under the Commitment Letter, as modified by this Joinder Letter, with respect to Tranche 1 of the Bridge Facility shall be as set forth in the Commitment Schedule. In the event that the aggregate commitments under the Commitment Letter with respect to Tranche 1 of the Bridge Facility are reduced in accordance with the terms described in the Term Sheet under the caption “Mandatory Prepayments and Commitment Reductions” or “Voluntary Prepayments and Reductions in Commitments”, the commitment of each Additional Commitment Party and each Initial Lender with respect to the applicable Tranche 1 of the Bridge Facility shall be reduced on a pro rata basis.

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2.    Fees. As consideration for the commitments of the Additional Commitment Parties, the Arrangers agree to pay the fees to the Additional Commitment Parties as set forth on Schedule I attached hereto (the “Fee Schedule”), to the extent that such fees have been received by the Arrangers from the Borrower pursuant to the Fee Letter (it being understood that nothing herein shall be deemed to modify the Fee Letter or increase any fees that have been paid or are payable by the Borrower thereunder).

All fees payable pursuant to the Fee Schedule will be paid in U.S. dollars and, once paid, will not be refundable under any circumstances. All fees payable pursuant to the Fee Schedule will be paid in immediately available funds and will not be subject to reduction by way of setoff or counterclaim. Each Additional Commitment Party may, in its sole discretion, share all or a portion of any of the fees payable pursuant to the Fee Schedule with any of its affiliates or any other Lender.

3.    Indemnity; etc. You agree that the Additional Commitment Parties (and their respective affiliates and the respective officers, directors, employees, agents, members and controlling persons (if any) of such Additional Commitment Party and any such affiliate) will have the benefit of all the provisions of Section 5 and Annex A of the Commitment Letter and that each such person shall be deemed to be an “Indemnified Party” for all purposes thereunder. The Commitment Parties (including the Additional Commitment Parties party hereto) shall also have the benefit of the expense reimbursement provisions in respect of this Joinder Letter as specified in Annex A of the Commitment Letter. In addition, each Additional Commitment Party shall be a beneficiary of all acknowledgements, representations, warranties, and waivers made by, and covenants of, the Borrower in the Commitment Letter that are applicable to the Commitment Parties, and shall make the acknowledgements made by, and be subject to the restrictions applicable to, the Commitment Parties thereunder.

4.    Confidentiality. This Joinder Letter and the contents hereof are exclusively for the information of Icon and the Borrower and may not be disclosed by either Company to any other person without our prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) except pursuant to a subpoena or order issued by a court or administrative agency of competent jurisdiction or by a judicial, administrative or legislative body or committee (in which case you agree to inform us promptly thereof to the extent practicable and not prohibited by applicable law, rule or regulation); provided that we hereby consent to each Company’s disclosure of (i) this Joinder Letter to your respective affiliates or your or your affiliates’ respective officers, directors, employees and advisors (including legal counsel, independent auditors and other experts, professional advisors or agents) in connection with the Transactions (including in connection with providing accounting and tax advice to you and your respective affiliates) on a confidential basis, (ii) this Joinder Letter or the information contained herein to Daphne and its officers, directors, employees, agents and advisors (including legal counsel, independent auditors and other experts or agents) in connection with the Transactions on a confidential basis, (iii) this Joinder Letter as required by applicable law or compulsory legal process or, to the extent requested or required by governmental and/or regulatory authorities (in which case the applicable Company agrees to inform us promptly thereof to the extent practicable and not prohibited by applicable law, rule or

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regulation), (iv) following the Companies’ acceptance of the provisions hereof and return of an executed counterpart of this Joinder Letter to the Additional Commitment Parties and the Initial Lenders, either Company may file a copy of any portion of this Joinder Letter (but not the Fee Schedule other than the existence thereof) in any public record in which such Company is required by law or regulation to file it or with the Securities and Exchange Commission, (v) either Company may disclose the aggregate fee amounts contained in the Fee Schedule in financial statements or as part of projections, pro forma information or a generic disclosure of aggregate sources and uses related to aggregate compensation amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Bridge Facility, the Term Loans, the Notes or in any public filing relating to the Transactions, in each case in a manner which does not disclose the fees payable pursuant to the Fee Schedule (except in the aggregate), (vi) this Joinder Letter and the information contained herein and the Fee Schedule in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Joinder Letter, the Fee Schedule or the transactions contemplated thereby or enforcement thereof or hereof, (vii) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this agreement by either Company or its respective affiliates or their or their affiliates’ respective officers, directors, employees or advisors and (viii) following your acceptance hereof and the return of an executed counterpart of this Joinder Letter to the Additional Commitment Parties and the Initial Lenders, in consultation with us and on a confidential basis, to any prospective Lenders. The obligations under this paragraph with respect to this Joinder Letter (but not the Fee Schedule) shall terminate automatically after the earlier of the date (x) of any public filing permitted hereunder and (y) the Bridge Facility Documentation shall have been executed and delivered by the parties thereto. To the extent not earlier terminated, the provisions of this paragraph with respect to this Joinder Letter (but not the Fee Schedule) shall automatically terminate on the second anniversary hereof.

Each Additional Commitment Party agrees to be bound by the confidentiality provisions contained in the second paragraph of Section 7 of the Commitment Letter as if each reference therein to a Commitment Party were a reference to such Additional Commitment Party.

5.    U.S.A. Patriot Act. Each Additional Commitment Party and the Initial Lenders hereby notify the Borrower that pursuant to the requirements of the U.S.A. PATRIOT Improvement and Reauthorization Act, Title III of Pub. L.107-56 (signed into law October 26, 2001, as amended from time to time, the “PATRIOT Act”) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time, the “Beneficial Ownership Regulation”), each of the Additional Commitment Parties, each of the Initial Lenders and each other Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information regarding the Borrower that will allow the Additional Commitment Parties and each Lender to identify the Borrower in accordance with the PATRIOT Act and, to the extent applicable, the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Additional Commitment Parties, the Initial Lenders and each Lender.

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6.    Governing Law, etc. The provisions of the second paragraph of Section 9 of the Commitment Letter are incorporated herein, mutatis mutandis, as if the references to the Commitment Letter were to this Joinder Letter and the references to the Fee Letter were to the Fee Schedule. Each of the parties hereto (for itself and its affiliates) (a) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Commitment Letter, this Joinder Letter, the Fee Schedule, or the transactions contemplated thereby or hereby, in any such New York State court or in any such Federal court and (b) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.    Miscellaneous. The parties to this Joinder Letter further hereby agree (in accordance with Section 6 of the Commitment Letter, and notwithstanding anything to the contrary in Section 3 thereof) to amend the Commitment Letter to add “invalidity (or alleged invalidity by the Guarantor or Borrower) of the Guarantee;” after “non-payment;” in the “Events of Default” section of Annex B to the Commitment Letter. This Joinder Letter, the Commitment Letter and the Fee Letter together embody the entire agreement and understanding among the Additional Commitment Parties, the Initial Lenders and you with respect to the Bridge Facility and supersede all prior agreements between you, the Initial Lenders and the Additional Commitment Parties relating to the subject matter hereof. Except as specifically amended by this Joinder Letter, the Commitment Letter shall remain in full force and effect. This Joinder Letter shall be construed in connection with and form part of the Commitment Letter, and any reference to the Commitment Letter shall be deemed to be a reference to the Commitment Letter as amended by this Joinder Letter. No party has been authorized by any Additional Commitment Party to make any oral or written statements that are inconsistent with this Joinder Letter. Neither this Joinder Letter nor the Commitment Letter (including the attachments hereto and thereto) may be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto.

This Joinder Letter may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page to this Joinder Letter by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart thereof. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Joinder Letter.

Each Additional Commitment Party agrees that this Joinder Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) with respect to the subject matter contained herein and in the Commitment Letter, including an agreement to negotiate in good faith the Bridge Facility Documentation by the parties hereto in a manner consistent with the Commitment Letter, it being acknowledged and agreed that the funding of the Bridge Facility is subject solely to the conditions contained in Annex C to the Commitment Letter. Notwithstanding anything to the contrary in this Joinder Letter, the Commitment Letter, or the Fee Letter, the ability to exercise any rights or discretions of the Arrangers or the Administrative Agent pursuant to the Commitment Letter or the Fee Letter shall, in each case, remain solely with the Arrangers or the Administrative Agent (as applicable).

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The provisions of Sections 2 through 7 of this Joinder Letter shall remain in full force and effect regardless of whether any Bridge Facility Documentation shall be executed and delivered and notwithstanding the termination of this Joinder Letter or any commitment or undertaking of the Initial Lenders and the Additional Commitment Parties hereunder; provided that if the Bridge Facility Documentation becomes effective, the reimbursement, indemnification, choice of law, and waiver of jury trial provisions contained herein shall be superseded, to the extent covered thereby, by the corresponding provisions of the Bridge Facility Documentation. For the avoidance of doubt, the provisions of the Commitment Letter, including the first paragraph of Section 9 thereof after giving effect and subject to this Joinder Letter, shall survive in accordance with the first paragraph of Section 9 of the Commitment Letter. Subject to the express terms of the Commitment Letter, this Joinder Letter shall not be assignable by any party hereto without the prior written consent of each other party hereto and any purported assignment without such consent will be null and void. This Joinder Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Parties as set forth in Section 3 hereof).

Each Additional Commitment Party acknowledges and agrees that it shall not engage, nor shall it authorize any person on its behalf to engage, in any secondary selling or any solicitation of offers to purchase loans or commitments with respect to the Bridge Facility until such time as the Arrangers declare the primary syndication of the Bridge Facility to be complete.

Each of Icon and the Borrower acknowledges that certain of the Commitment Parties or their affiliates (such Commitment Parties and their applicable affiliates, the “Existing Icon Lenders”), are currently acting as a lender under the Existing Icon Revolving Credit Agreement and/or the Existing Icon Term Loan Agreement, and its and its subsidiaries’ rights and obligations under any other agreement with such Existing Icon Lender (including the Existing Icon Revolving Credit Agreement and the Existing Icon Term Loan Agreement) that currently exist or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Joinder Letter and the Commitment Letter, and none of such rights and obligations under such other agreements shall be affected by such Existing Icon Lender’s performance or lack of performance of services hereunder or thereunder. Each Company hereby agrees that each Existing Icon Lender may render its services under this Joinder Letter and the Commitment Letter notwithstanding any actual or potential conflict of interest presented by the foregoing, and each Company agrees that they will not claim any conflict of interest relating to the relationship among such Existing Icon Lender and such Company and its affiliates in connection with the commitments and services contemplated hereby, on the one hand, and the exercise by such Existing Icon Lender of any of its rights and duties under any credit agreement or other agreement (including the Existing Icon Revolving Credit Agreement and the Existing Icon Term Loan Agreement) on the other hand.

It is understood and agreed that no Additional Commitment Party shall assign commitments under the Bridge Facility prior to the funding of the Bridge Facility on the Closing Date, except to an Approved Lender in accordance with the terms of the syndication provisions in the Commitment Letter.

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The Additional Commitment Parties’ commitments and agreements hereunder will terminate upon the first to occur of (i) the execution and delivery of the Bridge Facility Documentation by each of the parties thereto, (ii) the consummation of the Special Cash Payment without using the loans under the Bridge Facility, (iii) the date on which the Acquisition Agreement is terminated in accordance with its terms without the closing of the Acquisition, (iv) receipt by the Additional Commitment Parties of written notice from the Borrower of its election to terminate all commitments under the Bridge Facility in full and (v) 11:59 pm on March 15, 2021 (or, if the Initial Outside Date set forth in the Acquisition Agreement shall have been extended to not later than 11:59 pm on June 15, 2021 as provided in Section 10.1(c) of the Acquisition Agreement as in effect on December 15, 2019, then on such Extended Outside Date (as defined in the Acquisition Agreement)).

The commitments of the Additional Commitment Parties hereunder supersede any commitment advice delivered to the Arrangers in respect of the Bridge Facility.

[Remainder of page intentionally left blank]

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Subhalakshmi Ghosh-Kohli
Name: Subhalakshmi Ghosh-Kohli
Title: Authorized Signatory

[Project Neptune – Signature Page to Joinder Letter]

CREDIT SUISSE LOAN FUNDING LLC

By:	/s/ SoVonna Day-Goins
Name: SoVonna Day-Goins
Title: Authorized Signatory

[Project Neptune – Signature Page to Joinder Letter]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Project Neptune – Signature Page to Joinder Letter]

MORGAN STANLEY BANK, N.A., as an Additional Commitment Party

By:	/s/ Subhalakshmi Ghosh-Kohli
Name: Subhalakshmi Ghosh-Kohli
Title: Authorized Signatory

[Project Neptune – Signature Page to Joinder Letter]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Additional Commitment Party

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Project Neptune – Signature Page to Joinder Letter]

BNP PARIBAS, as an Additional Commitment Party

By:	/s/ Christopher Sked
Name: Christopher Sked
Title: Managing Director

By:	/s/ Ade Adedeji
Name: Ade Adedeji
Title: Director

[Project Neptune – Signature Page to Joinder Letter]

CITIBANK, N.A., as an Additional Commitment Party

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Project Neptune – Signature Page to Joinder Letter]

JPMORGAN CHASE BANK, N.A., as an Additional Commitment Party

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[Project Neptune – Signature Page to Joinder Letter]

BANK OF AMERICA, N.A., as an Additional Commitment Party

By:	/s/ Brandon Weiss
	Name:	Brandon Weiss
	Title:	Vice President

[Project Neptune – Signature Page to Joinder Letter]

BARCLAYS BANK PLC, as an Additional Commitment Party

By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

[Project Neptune – Signature Page to Joinder Letter]

MIZUHO BANK, LTD., as an Additional Commitment Party

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Project Neptune – Signature Page to Joinder Letter]

MUFG BANK, LTD., as an Additional Commitment Party

By:	/s/ Jeffrey Flagg
	Name:	Jeffrey Flagg
	Title:	Authorized Signatory

[Project Neptune – Signature Page to Joinder Letter]

SUMITOMO MITSUI BANKING CORPORATION, as an Additional Commitment Party

By:	/s/ Yohei Ibi
	Name:	Yohei Ibi
	Title:	Managing Director

[Project Neptune – Signature Page to Joinder Letter]

ING BANK N.V., DUBLIN BRANCH, as an Additional Commitment Party

By:	/s/ Louise Gough
	Name:	Louise Gough
	Title:	Vice President

By:	/s/ Padraig Matthews
	Name:	Padraig Matthews
	Title:	Director

[Project Neptune – Signature Page to Joinder Letter]

U.S. BANK NATIONAL ASSOCIATION, as an Additional Commitment Party

By:	/s/ Paul E. Rouse
	Name:	Paul E. Rouse
	Title:	Vice President

[Project Neptune – Signature Page to Joinder Letter]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Additional Commitment Party

By:	/s/ Denis Waltrich
	Name:	Denis Waltrich
	Title:	Director

[Project Neptune – Signature Page to Joinder Letter]

HSBC BANK USA, NATIONAL ASSOCIATION, as an Additional Commitment Party

By:	/s/ Robert Levins
	Name:	Robert Levins
	Title:	Senior Credit Manager

[Project Neptune – Signature Page to Joinder Letter]

STANDARD CHARTERED BANK, as an Additional Commitment Party

By:	/s/ James Beck
	Name:	James Beck
	Title:	Associate Director

[Project Neptune – Signature Page to Joinder Letter]

ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

NUTRITION & BIOSCIENCES, INC.

By:	/s/ Francis Markey
Name:	Francis Markey
Title:	Vice President and Assistant Treasurer

[Project Neptune – Signature Page to Joinder Letter]

ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ John Taylor
Name:	John Taylor
Title:	Treasurer

[Project Neptune – Signature Page to Joinder Letter]

Schedule I

to Joinder Letter

Fees

[Intentionally omitted.]

Schedule II

to Joinder Letter

Commitments

Commitment Party	Tranche 1 Bridge Commitment
Morgan Stanley Bank, N.A.	$1,250,000,000
Credit Suisse AG, Cayman Islands Branch	$1,250,000,000
BNP Paribas	$500,000,000
Citibank, N.A.	$500,000,000
JPMorgan Chase Bank, N.A.	$500,000,000
Bank of America, N.A.	$312,500,000
Barclays Bank PLC	$312,500,000
Mizuho Bank, Ltd.	$312,500,000
MUFG Bank, Ltd.	$312,500,000
Sumitomo Mitsui Banking Corporation	$312,500,000
ING Bank N.V.	$187,500,000
U.S. Bank National Association	$187,500,000
Wells Fargo Bank, National Association	$187,500,000
HSBC Bank USA, National Association	$62,500,000
Standard Chartered Bank	$62,500,000

Total:	$6,250,000,000

Titles

Commitment Party	Title(s)
Morgan Stanley Senior Funding, Inc.	Joint Lead Arranger, Joint Bookrunner and Administrative Agent
Credit Suisse Loan Funding LLC	Joint Lead Arranger and Joint Bookrunner
Credit Suisse AG	Syndication Agent
BNP Paribas	Documentation Agent
Citibank, N.A.	Documentation Agent
JPMorgan Chase Bank, N.A.	Documentation Agent